CUSIP No.	093679207	13G	Page	9	of	9 Pages
EXHIBIT I
JOINT FILING AGREEMENT
This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the common stock, $0.01 par value, of Blockbuster Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Dated as of March 11, 2009

DIAMONDBACK MASTER FUND, LTD.		DIAMONDBACK CAPITAL MANAGEMENT, LLC

By:	/s/ Chad Loweth
Name:	Chad Loweth	By:	/s/ Mark Hadlock
Title:	Chief Operating Officer	Name:	Mark Hadlock
		Title:	Chief Compliance Officer
DBCM PARTNERS, LLC

By: Name:	/s/ Chad Loweth Chad Loweth
Title:	Managing Member